AMENDMENT TO SECOND RESTATED AGREEMENT FOR WHOLESALE FINANCING


        This Amendment to Second Restated Agreement for Wholesale Financing ("Amendment") is made by and between MICROAGE COMPUTER CENTERS, INC. ("MCCI"), MICROAGE LOGISTICS SERVICES, INC. ("MLS"), and DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS") as of the 5th day of February, 1998.

        WHEREAS, DFS, MCCI and MLS entered into that certain Second Restated Agreement for Wholesale Financing dated as of August 3, 1995, as amended (the "AWF");

        WHEREAS, DFS, MCCI and MLS desire to amend the AWF as provided herein.

        NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS, MCCI and MLS agree as follows (except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the AWF, and all references to MCCI shall be deemed references to MCCI and MLS, jointly and severally):

        1. The  definition  of the  "Regular  Line of  Credit"  as set  forth in
        Section 1 of the AWF is hereby amended to mean a line of credit to finance the purchase of Inventory by MCCI and MLS in an amount up to One Hundred Fifty Million Dollars ($150,000,000.00).

        2. Subsection 9(a)(i) of the AWF is hereby amended and restated in its entirety to read as follows (all references to MCCI shall be deemed to be references to MCCI and MLS, jointly and severally):

                "(i) sixty percent (60%) of the remainder of (A) the wholesale invoice price to MCCI of the Excess Inventory as reflected in the Inventory Warehouse Status Report, minus (B) an obsolescence reserve in the amount of Three Percent (3%) of the wholesale invoice price net of any price protection credits to MCCI of the Excess Inventory which are not reflected in the Inventory Warehouse Status Report, or such other obsolescence reserve amount as DFS deems reasonably necessary from time to time;

                minus (C) any Deficit Net Collateral Value of the Regular Inventory and any Deficit Net Collateral Value of the IBM Credit Inventory, as calculated pursuant to clause (ii) below, and minus (D) the Guaranty Reserve Amount as defined in clause (iii) below (the 'Net Excess Inventory Availability');"

        3. The reference to Three Hundred Million Dollars ($300,000,000.00) at the end of the second to last sentence of Section 21 of the AWF is hereby amended to mean Four Hundred Million Dollars ($400,000,000.00).

        4. Except as expressly  modified or amended herein,  all other terms and
        provisions  of  the  AWF,  including  without   limitations  all  letter
        agreements regarding interest charges, fees and other amounts payable to DFS in connection with the AWF, to the extent consistent with the foregoing, will remain unmodified and in full force and effect and the AWF, as hereby amended, is ratified and confirmed by DFS, MCCI and MLS.
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        IN WITNESS WHEREOF, DFS, MCCI and MLS have executed this Amendment as of the date and year first above written.


MICROAGE COMPUTER CENTERS, INC.         DEUTSCHE FINANCIAL SERVICES CORPORATION

By:  /s/ James R. Daniel                By:  /s/ Stephen H. Patyk
   ------------------------------          --------------------------------
Title:  Treasurer                       Title:  Area General Manager
      ---------------------------             -----------------------------

MICROAGE LOGISTICS SERVICES, INC.

By:  /s/ James R. Daniel
   ------------------------------
Title:  Treasurer
      ---------------------------
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